EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CTD HOLDINGS, INC., of our report dated March 20, 2009, with respect to the consolidated financial statements of CTD HOLDINGS, INC., included in its annual report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.



/s/ Baumann, Raymondo & Company, P.A.
Tampa, FL
January 12, 2010